Exhibit 10.6
Execution Version

FIRST AMENDMENT TO GUARANTY  AGREEMENT

This First Amendment to Guaranty Agreement (this “Amendment”), effective as of September 26, 2023, is by and between KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Guarantor”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC (“Administrative Agent”), for the benefit of the Buyers from time to time party to the Repurchase Agreement (as defined below)(together with its permitted successors and assigns, individually or collectively as the context may require “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Buyer and KREF Lending V LLC, a Delaware limited liability company (“Seller”), entered into that certain Master Repurchase and Securities Contract Agreement dated as of June 27, 2019 (as the same may be amended, modified and/or restated, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, the Guarantor executed and delivered that certain Guaranty Agreement, dated as of June 27, 2019, in favor of Administrative Agent and Buyer, as modified by that certain Second Omnibus Amendment dated as of June 29, 2021, by and among Administrative Agent, Buyer, Seller and Guarantor and that certain Fourth Omnibus Amendment, dated as December 5, 2022, by and among Administrative Agent, Buyer, Seller and Guarantor (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, the Guarantor, Administrative Agent and Buyer wish to modify certain terms and provisions of the Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Amendments to Guaranty.  The Guaranty is hereby amended as follows:

(a)          The provisions of Section 4.7(a)(i) of the Guaranty are hereby amended and restated in their entirety as follows:

(i)
permit the ratio of (A) Interest Income (excluding deferred interest and the amortized portion of any upfront fees) for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (B) the Interest Expense to be less than 1.40 to 1.00, as determined as soon as practicable after the end of such period, but in no event later than forty-five (45) days after the last day of such period.

2.           Effectiveness.  The effectiveness of this Amendment is subject to receipt by Administrative Agent of the following:

(a)          Amendment.  This Amendment, duly executed and delivered by Guarantor, Administrative Agent and Buyer.

(b)        Fees.  Payment by Sellers of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Administrative Agent and Buyer, incurred by Administrative Agent and Buyer in connection with this Amendment and the transactions contemplated hereby.

3.           Binding Effect; No Partnership; Counterparts.  The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.  For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by electronic transmission shall be effective as delivery of a manually executed original counterpart thereof.

4.          Further Agreements.  Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Administrative Agent and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

5.           Governing Law.  The provisions of Section 6.3 of the Guaranty are incorporated herein by reference.

6.          Headings.  The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

7.          References to Transaction Documents.  All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

ADMINISTRATIVE AGENT:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
a New York limited liability company, as Administrative Agent on behalf of Buyer

By:	/s/ Bill Bowman
Name:	Bill Bowman
Title:	Authorized Signatory

[Signature Page to First Amendment to Guaranty]

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Anthony Preisano
Name:	Anthony Preisano
Title:	Executive Director

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GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.
a Delaware limited partnership

By: KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[Signature Page to First Amendment to Guaranty]